Exhibit 99.1

SPX Reports First Quarter 2018 Results

Q1 GAAP EPS of $0.28; Adjusted EPS* of $0.44
Solid Growth in HVAC and Detection & Measurement
On Track to Achieve Full-Year Adjusted EPS* Guidance Range of $2.03-$2.18

CHARLOTTE, N.C., May 3, 2018 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) today reported results for the quarter ended March 31, 2018.

Gene Lowe, President and CEO, remarked, “I am very pleased with our solid operating results in the first quarter, which provided a strong start to 2018. Our HVAC segment saw significant improvement in revenue due to higher heating volumes, and our Detection & Measurement segment continued to benefit from strong sales of communication technologies products. We remain on track to achieve our full-year 2018 guidance.”

Mr. Lowe continued, “We have also made significant progress on our capital deployment plans, closing one acquisition, and announcing an agreement for a second. Both are attractive companies and highly complementary fits with our Radiodetection business within our Detection & Measurement segment. These proprietary transactions position us to create higher value solutions for customers and drive meaningful growth in earnings and cash generation. As we continue executing on our growth initiatives, we are committed to maintaining a solid balance sheet, while deploying additional capital to drive value for shareholders.”

First Quarter 2018 Overview:

For the first quarter of 2018 the company reported revenue of $351.9 million and operating income of $19.3 million, compared with $340.6 million and $19.1 million, respectively, in the first quarter of 2017. Net earnings per share from continuing operations were $0.28, compared with $0.24 for the first quarter of 2017.

SPX Core revenue* was $337.6 million and Adjusted operating income* was $26.5 million in the first quarter of 2018, compared with $322.4 million and $23.5 million, respectively, in the first quarter of 2017. Adjusted earnings per share* for the first quarter of 2018 were $0.44, compared with $0.38 for the first quarter of 2017.

First Quarter Financial Comparisons:
GAAP Results:

($ millions)	Q1 2018	Q1 2017
Revenue	$351.9	$340.6
Segment Income	37.0	34.3
Operating Income	19.3	19.1
Adjusted Results:

($ millions)	Q1 2018	Q1 2017
Core Revenue*	$337.6	$322.4
Core Segment Income*	41.6	38.7
Adjusted Operating Income*	26.5	23.5
*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC

Revenue for Q1 2018 was $127.7 million, compared with $110.1 million in Q1 2017, an increase of 16.0%, including a 1.1% increase from currency fluctuations. Organic revenue* increased 14.9%, due primarily to higher customer demand for our heating products associated with colder weather during the quarter.

Segment income was $18.6 million, or 14.6% of revenue, in Q1 2018, compared with $16.5 million, or 15.0% of revenue, in Q1 2017, with the decrease in margins largely due to a less favorable sales mix and higher freight costs.

Detection & Measurement

Revenue for Q1 2018 was $65.6 million, compared with $53.6 million in Q1 2017, an increase of 22.4% including a 2.8% increase from currency fluctuations and a 1.5% increase from our acquisition of Schonstedt Instrument Company, which closed in March 2018. Organic revenue* increased 18.1% primarily reflecting higher communication technologies product sales.

Segment income was $15.7 million in Q1 2018. Adjusted segment income*, which excludes $0.3 million of acquisition-related costs in Q1 2018, was $16.0 million, or 24.4% of revenue. This compares with segment income of $11.2 million, or 20.9% of revenue, in Q1 2017. The 350 basis point increase in margins was driven by a higher profit contribution from communication technologies products sales.

Engineered Solutions

Revenue for Q1 2018 was $158.6 million, compared with $176.9 million in Q1 2017, a decrease of 10.3%, driven primarily by lower sales of process cooling products, timing of transformer deliveries, and lower sales related to the power projects in South Africa, partially offset by the impact of the adoption of the new revenue recognition standard ASC 606**, and a weaker U.S dollar versus the South African Rand. Revenues in the segment’s process cooling business continue to be impacted by a shift in its sales model, which is now focused more on high-margin components and services and less on low-margin construction projects.

Segment income was $2.7 million, or 1.7% of revenue, in Q1 2018, compared with segment income of $6.6 million, or 3.7% of revenue, in Q1 2017. The decrease in segment income margins of 200 basis points was driven primarily by a less favorable sales mix within the segment’s Transformer business.

Engineered Solutions (Core)

Excluding the results of the South African projects, Engineered Solutions recorded Core revenue* for Q1 2018 of $144.3 million, compared with $158.7 million in Q1 2017, a decrease of 9.1%. This decline was driven primarily by lower sales of process cooling products, and timing of transformer deliveries, partially offset by the impact of the adoption of the new revenue recognition standard ASC 606** and a modest benefit from currency fluctuation.

Engineered Solutions’ Core income* for Q1 2018 was $7.0 million, or 4.9% of revenue, compared with $11.0 million, or 6.9% of revenue, in Q1 2017. The decrease in segment income margins* of approximately 200 basis points was driven primarily by the less profitable sales mix within the segment’s Transformer business.

South African Projects

Revenue attributable to the South African projects for Q1 2018 was $14.3 million, compared with $18.2 million in Q1 2017. Losses for these projects recorded in our Engineered Solutions segment in Q1 2018 were $4.3 million, compared with a loss of $4.4 million in Q1 2017.

Financial Update:

As of March 31, 2018, SPX had total outstanding debt of $356.6 million and total cash and equivalents of $103.7 million. During the first quarter of 2018, free cash flow used in continuing operations* totaled $0.5 million and included net cash used for the South African projects of $5.5 million, net of a tax benefit. Net leverage, as calculated under the company’s bank credit agreement, was 1.5x, similar to Q4 2017.

Reaffirming 2018 Guidance:

SPX is reaffirming its 2018 guidance for Core revenue* in a range of $1.35 to $1.40 billion with Core segment income margin* of approximately 14.0-14.5%. We continue to expect Adjusted operating income margin* of approximately 10% and Adjusted earnings per share* in a range of $2.03 to $2.18. This guidance does not reflect the impact of acquisitions, and we currently anticipate updating guidance for announced acquisitions later in Q2 2018.

Segment performance, on a year-over-year basis, is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	Organic growth* rate within long-term range of 2.0%-4.0%	Approximately 100 basis point increase
Detection & Measurement	Organic growth* rate within long-term range of approximately 2.0%-6.0%	Approximately 50 to 100 basis point increase
Engineered Solutions (Core)*	Segment (core) revenue decline* in high-single digits %; modest growth in transformer revenue; organic decline* in process cooling resulting from operating model changes	Approximately 80-130 basis point increase

Non-GAAP Presentation: The results and guidance in this release include non-GAAP financial measures, including “Core” results, “organic revenue increase (decrease),” “Adjusted operating income (loss),” and “Adjusted earnings (loss) per share.” To provide clarity to its operating results, the company reports “Core” results, which exclude the effect of the South African projects, and separately reports on the progress and results associated with the South African projects. Other items adjusted out of segment income, operating income, and earnings per share consist of certain acquisition-related costs in Q1 2018 and non-service pension items and various other tax items in Q1 2018 and Q1 2017.

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended March 31, 2018 with the Securities and Exchange Commission on or before May 10, 2018. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss first quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 5297349

A replay of the call will be available by telephone through Thursday, May 10th.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406

Participant code: 5297349

Upcoming Investor Events:  Company management plans to be on the road during May meeting with investors, including attending the Oppenheimer Industrial Growth Conference in New York City on May 9th.

About SPX Corporation:  SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.4 billion in annual revenue in 2017 and more than 5,000 employees in 14 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.”  For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

**See attached schedule for the impact of the adoption of ASC 606 on SPX's reported results.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance. These items include, but are not limited to, acquisition costs, costs associated with dispositions, the results of our South African projects, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the nearest corresponding GAAP financial measures is not practicable.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual reports on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone:  980-474-3806
E-mail: spx.investor@spx.com

Pat Uotila, Manager, Investor Relations
Phone:  980-474-3806
E-mail: spx.investor@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)
	Three months ended
	March 31, 2018	April 1, 2017
Revenues	$351.9	$340.6
Costs and expenses:
Cost of products sold	261.8	252.5
Selling, general and administrative	68.6	68.3
Intangible amortization	0.2	0.2
Special charges, net	2.0	0.5
Operating income	19.3	19.1

Other income (expense), net	1.0	(2.0)
Interest expense	(4.3)	(4.0)
Interest income	0.5	0.4
Income from continuing operations before income taxes	16.5	13.5
Income tax provision	(4.1)	(3.2)
Income from continuing operations	12.4	10.3

Income (loss) from discontinued operations, net of tax	—	—
Gain on disposition of discontinued operations, net of tax	—	7.1
Income from discontinued operations, net of tax	—	7.1

Net income	$12.4	$17.4

Basic income per share of common stock:
Income from continuing operations	$0.29	$0.24
Income from discontinued operations	—	0.17
Net income per share	$0.29	$0.41

Weighted-average number of common shares outstanding — basic	42.772	42.108

Diluted income per share of common stock:
Income from continuing operations	$0.28	$0.24
Income from discontinued operations	—	0.16
Net income per share	$0.28	$0.40

Weighted-average number of common shares outstanding — diluted	44.353	43.454

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and equivalents	$103.7	$124.3
Accounts receivable, net	214.7	267.5
Contract assets	98.3	—
Inventories, net	109.3	143.0
Other current assets (includes income taxes receivable of $41.8 and $62.4 at March 31, 2018 and December 31, 2017, respectively)	72.5	97.7
Total current assets	598.5	632.5
Property, plant and equipment:
Land	16.4	15.8
Buildings and leasehold improvements	122.7	120.5
Machinery and equipment	333.2	330.4
	472.3	466.7
Accumulated depreciation	(286.5)	(280.1)
Property, plant and equipment, net	185.8	186.6
Goodwill	349.3	345.9
Intangibles, net	128.8	117.6
Other assets	697.4	706.9
Deferred income taxes	52.3	50.9
TOTAL ASSETS	$2,012.1	$2,040.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$145.0	$159.7
Contract liabilities	88.5	—
Accrued expenses	180.8	292.6
Income taxes payable	2.2	1.2
Short-term debt	6.8	7.0
Current maturities of long-term debt	4.9	0.5
Total current liabilities	428.2	461.0

Long-term debt	344.9	349.3
Deferred and other income taxes	33.0	29.6
Other long-term liabilities	872.8	885.8
Total long-term liabilities	1,250.7	1,264.7

Equity:
Common stock	0.5	0.5
Paid-in capital	1,300.4	1,309.8
Retained deficit	(730.9)	(742.3)
Accumulated other comprehensive income	254.5	250.1
Common stock in treasury	(491.3)	(503.4)
Total equity	333.2	314.7
TOTAL LIABILITIES AND EQUITY	$2,012.1	$2,040.4

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended
	March 31, 2018	April 1, 2017	Δ	%/bps
HVAC reportable segment

Revenues	$127.7	$110.1	$17.6	16.0%
Gross profit	41.6	38.2	3.4
Selling, general and administrative expense	22.9	21.6	1.3
Intangible amortization expense	0.1	0.1	—
Income	$18.6	$16.5	$2.1	12.7%
as a percent of revenues	14.6%	15.0%		-40 bps

Detection & Measurement reportable segment

Revenues	$65.6	$53.6	$12.0	22.4%
Gross profit	29.6	24.8	4.8
Selling, general and administrative expense	13.9	13.6	0.3
Intangible amortization expense	—	—	—
Income	$15.7	$11.2	$4.5	40.2%
as a percent of revenues	23.9%	20.9%		300 bps

Engineered Solutions reportable segment

Revenues	$158.6	$176.9	$(18.3)	(10.3)%
Gross profit	18.9	25.1	(6.2)
Selling, general and administrative expense	16.1	18.4	(2.3)
Intangible amortization expense	0.1	0.1	—
Income	$2.7	$6.6	$(3.9)	(59.1)%
as a percent of revenues	1.7%	3.7%		-200 bps

Consolidated Revenues	$351.9	$340.6	$11.3	3.3%
Consolidated Segment Income	37.0	34.3	2.7	7.9%
as a percent of revenues	10.5%	10.1%		40 bps

Total income for reportable segments	$37.0	$34.3	$2.7
Corporate expense	11.8	11.4	0.4
Pension and postretirement expense	—	0.1	(0.1)
Long-term incentive compensation expense	3.9	3.2	0.7
Special charges, net	2.0	0.5	1.5
Consolidated operating income	$19.3	$19.1	$0.2	1.0%
as a percent of revenues	5.5%	5.6%		-10 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended
	March 31, 2018	April 1, 2017
Cash flows from (used in) operating activities:
Net income	$12.4	$17.4
Less: Income from discontinued operations, net of tax	—	7.1
Income from continuing operations	12.4	10.3
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Special charges, net	2.0	0.5
Deferred and other income taxes	(1.3)	(3.9)
Depreciation and amortization	6.6	6.3
Pension and other employee benefits	2.3	4.2
Long-term incentive compensation	3.9	3.2
Other, net	0.3	1.6
Changes in operating assets and liabilities, net of effects from an acquisition and divestitures:
Accounts receivable and other assets	23.6	33.7
Inventories	(3.6)	(13.2)
Accounts payable, accrued expenses and other	(43.1)	(36.7)
Cash spending on restructuring actions	(0.4)	(0.6)
Net cash from continuing operations	2.7	5.4
Net cash used in discontinued operations	(0.4)	(3.7)
Net cash from operating activities	2.3	1.7
Cash flows from (used in) investing activities:
Proceeds from company-owned life insurance policies, net	0.2	—
Business acquisition, net of cash acquired	(16.3)	—
Capital expenditures	(3.2)	(2.2)
Net cash used in continuing operations	(19.3)	(2.2)
Net cash used in discontinued operations	—	—
Net cash used in investing activities	(19.3)	(2.2)
Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	—	—
Repayments under senior credit facilities	—	(4.3)
Net borrowings (repayments) under other financing arrangements	(0.4)	1.7
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(3.2)	(2.5)
Net cash used in continuing operations	(3.6)	(5.1)
Net cash used in discontinued operations	—	—
Net cash used in financing activities	(3.6)	(5.1)
Change in cash and equivalents due to changes in foreign currency exchange rates	—	(1.3)
Net change in cash and equivalents	(20.6)	(6.9)
Consolidated cash and equivalents, beginning of period	124.3	99.6
Consolidated cash and equivalents, end of period	$103.7	$92.7

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Three months ended
March 31, 2018
Beginning cash and equivalents	$124.3
Cash from continuing operations	2.7
Capital expenditures	(3.2)
Proceeds from company-owned life insurance policies, net	0.2
Business acquisition, net of cash acquired	(16.3)
Net borrowings under other financing arrangements	(0.4)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(3.2)
Cash used in discontinued operations	(0.4)
Change in cash due to changes in foreign currency exchange rates	—
Ending cash and equivalents	$103.7

	Debt at				Debt at
	December 31, 2017	Borrowings	Repayments	Other	March 31, 2018
Revolving loans	$—	$—	$—	$—	$—
Term loan	350.0	—	—	—	350.0
Trade receivables financing arrangement	—	—	—	—	—
Other indebtedness	9.1	12.7	(13.1)	0.1	8.8
Less: Deferred financing costs associated with the term loan	(2.3)	—	—	0.1	(2.2)
Totals	$356.8	$12.7	$(13.1)	$0.2	$356.6

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT SEGMENTS
(Unaudited)

	Three months ended March 31, 2018
	HVAC	Detection & Measurement

Net Revenue Growth	16.0%	22.4%

Exclude: Foreign Currency	1.1%	2.8%

Exclude: Acquisition	—%	1.5%

Organic Revenue Growth	14.9%	18.1%

SPX CORPORATION AND SUBSIDIARIES
Impact of ASC 606 Adoption
Three months ended March 31, 2018
(Unaudited; in millions)

	Reported	Effect of ASC 606 Adoption (1)	Under Prior Revenue Recognition Guidance
Revenues	$351.9	$(21.4)	$330.5
Net Income	12.4	(1.5)	10.9

(1) Effect of ASC 606 Adoption related solely to our Engineered Solutions reportable segment.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended
	March 31, 2018	April 1, 2017
Consolidated revenue	$351.9	$340.6

Exclude: South African projects	14.3	18.2

Core revenue	$337.6	$322.4

Total segment income	$37.0	$34.3

Exclude: Losses from South African projects	(4.3)	(4.4)

Exclude: One time acquisition related costs (1)	(0.3)	—

Core segment income	$41.6	$38.7
as a percent of Core revenues (2)	12.3%	12.0%

ENGINEERED SOLUTIONS SEGMENT:	Three months ended		DETECTION & MEASUREMENT SEGMENT:	Three months ended
	March 31, 2018	April 1, 2017		March 31, 2018	April 1, 2017
Engineered Solutions revenue	$158.6	$176.9	Detection & Measurement Segment income	$15.7	$11.2

Exclude: South African projects	14.3	18.2	Exclude: One time acquisition related costs (1)	(0.3)	—

Engineered Solutions (Core) revenue	$144.3	$158.7	Detection & Measurement adjusted segment income	$16.0	$11.2
			as a percent of Detection & Measurement revenues (2)	24.4%	20.9%
Engineered Solutions Segment income	$2.7	$6.6

Exclude: Losses from South African projects	(4.3)	(4.4)

Engineered Solutions (Core) income	$7.0	$11.0
as a percent of Engineered Solutions (Core) revenues (2)	4.9%	6.9%

(1) Represents additional "Cost of products sold" recorded during the three months ended March 31, 2018 related to the step-up of inventory (to fair value) acquired in connection with the March 1, 2018 Schonstedt transaction.

(2) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended
	March 31, 2018	April 1, 2017
Operating income	$19.3	$19.1

Adjustments:
Losses from South African projects (1)	5.9	4.4

One time acquisition related costs (2)	1.3	—

Adjusted operating income	$26.5	$23.5
as a percent of Core revenues (3)	7.8%	7.3%

(1) Adjustment relates to the removal of South African projects (inclusive of restructuring charges of $1.6 recorded during the three months ended March 31, 2018).

(2) One time acquisition costs include transaction related costs (e.g., professional fees) and an inventory step-up charge for the Schonstedt acquisition.

(3) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended March 31, 2018
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$37.0	$4.6	$41.6
Corporate expense (2)	(11.8)	1.0	(10.8)
Long-term incentive compensation expense	(3.9)	—	(3.9)
Special charges, net (3)	(2.0)	1.6	(0.4)
Operating income	19.3	7.2	26.5

Other income, net (4)	1.0	0.3	1.3
Interest expense, net	(3.8)	—	(3.8)
Income from continuing operations before income taxes	16.5	7.5	24.0
Income tax provision (5)	(4.1)	(0.3)	(4.4)
Income from continuing operations	12.4	7.2	19.6

Dilutive shares outstanding	44.353		44.353

Earnings per share from continuing operations	$0.28		$0.44

(1) Adjustment represents the removal of operating losses associated with the South African projects ($4.3) and inventory step-up charges ($0.3) related to the Schonstedt acquisition.

(2) Adjustment represents removal of acquisition related expenses incurred during the period.

(3) Adjustment represents removal of restructuring charges associated with the South African projects.

(4) Adjustment represents removal of non-service pension and postretirement items.

(5) Adjustment represents the tax impact of items (1) through (4) above and the removal of tax charges associated with the impact of U.S. tax reform.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended April 1, 2017
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$34.3	$4.4	$38.7
Corporate expense	(11.4)	—	(11.4)
Pension and postretirement expense	(0.1)	—	(0.1)
Long-term incentive compensation expense	(3.2)	—	(3.2)
Special charges, net	(0.5)	—	(0.5)
Operating income	19.1	4.4	23.5

Other expense, net (2)	(2.0)	2.0	—
Interest expense, net (3)	(3.6)	0.2	(3.4)
Income from continuing operations before income taxes	13.5	6.6	20.1
Income tax provision (4)	(3.2)	(0.6)	(3.8)
Income from continuing operations	10.3	6.0	16.3

Dilutive shares outstanding	43.454		43.454

Earnings per share from continuing operations	$0.24		$0.38

(1) Adjustment represents the removal of operating losses associated with the South African projects.

(2) Adjustment represents removal of non-service pension and postretirement items and removal of foreign currency losses associated with the South African projects.

(3) Adjustment represents removal of interest expense incurred in connection with borrowings under a line of credit in South Africa.

(4) Adjustment represents the tax impact of items (1) through (3) above.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - FREE CASH FLOW
(Unaudited; in millions)

Three months ended
March 31, 2018
Net operating cash flow from continuing operations	$2.7

Capital expenditures - continuing operations	(3.2)

Free cash flow used in continuing operations	$(0.5)